UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(916) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.
ITEM 3.02                      Unregistered Sale of Equity Securities

On April 29, 2010, CelLynx Group, Inc. (“the Company”), entered into a Master Global Marketing and Distribution Agreement (the “M&D Agreement”) with Dollardex, Corp. a Panama corporation (“Dollardex”).

An overview and summary of the M&D Agreement between the Company and Dollardex follows.  The summaries of the terms and conditions of the M&D Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the M&D Agreement attached as an exhibit hereto.

By way of background, the Company and Dollardex had previously entered into a certain Joint Venture Agreement pursuant to which the Company granted to Dollardex and certain JV Companies (as defined in the Joint Venture Agreement) exclusive distribution rights of the Company’s products in a designated territory (the “Prior Agreement”). That agreement was then terminated by an agreement dated July 22, 2008, which is now being amended by the M&D Agreement.

Pursuant to the M&D Agreement, the Company appointed Dollardex as the independent, exclusive distributor of the Company’s products, specifically the 5BARz™ and all related accessories, if any, and any and all future products of the Company (the “Products”), in and limited to the following nine (9) regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa, and South East Asia or those countries which may be expanded from time to time by mutual agreement by the Parties to include other countries (the “Territory”).  The term of the M&D Agreement is perpetual, although the agreement may be terminated pursuant to the terms of the M&D Agreement.

Except for the limited right to appoint other dealers to market and distribute the Products as contemplated in the M&D Agreement, and subject to the terms and conditions thereof, Dollardex has no right to sublicense the rights set forth in the M&D Agreement.  Additionally, subject to Dollardex’s compliance with the terms and conditions of the M&D Agreement, during the term of the M&D Agreement, the Company will not appoint another distributor of the Products in the Territory.

Pursuant to the M&D Agreement, the Company granted to Dollardex an exclusive, non-transferable license to use the trade names, trademarks, logos and designations in or associated with the Products, as specified in the M&D Agreement, solely in connection with Dollardex’s marketing, promotion and distribution of the Products within the Territory.  Additionally, the Company granted an exclusive license for Latin America and Canada to Dollardex for the CelLynx Road Warrior unit and any and all accessories.

Dollardex’s obligations under the M&D Agreement include:

-
Dollardex will (a) sell and distribute the Products directly to resellers or end users of the Products in the Territory, or (b) sell and distribute the Products to Dealers throughout the Territory for resale by such Dealers.

-
Dollardex will develop a network of Dealers in the Territory for the introduction, sale, maintenance, and distribution of the Products in the Territory.  Dollardex shall insure that any and all subsequent distribution agreements with its Dealers shall be subject to the terms and conditions of the M&D Agreement.

-
Dollardex will promote and advertise the Products in accordance with the Company’s reasonable policies, as announced from time to time.  Dollardex will obtain the Company’s prior approval of any promotional or advertising material relating to the Products that are not expressly authorized by the Company’s policies before publishing or distributing such materials.

-
Commencing with the calendar quarter in which Dollardex commences distribution, and within forty five (45) days after the end of each calendar quarter thereafter, Dollardex will provide the Company with a written report that includes: (i) Dollardex’s net sales and shipments of each Product for that calendar quarter, by dollar volume and number of units, both in the aggregate and for such categories as the Company may designate from time to time; (ii) Dollardex’s current inventory levels of the Products, both in the aggregate and by Product; and (iii) any other information reasonably requested by the Company pertaining to the M&D Agreement.

-
Dollardex will provide the Company with (a) annual audited financial statements to be audited by a recognized international auditing firm prepared in accordance with U.S. GAAP  and procedures to be delivered to the Company no later than 90 days after the end of its fiscal year, and (b) quarterly unaudited financial statement to be reviewed by its auditors and prepared in accordance with the same standard under which auditors are required to review Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission and to be delivered to the Company no later than 45 days of the end of each quarter period.

As consideration for the licenses granted by the Company to Dollardex in the M&D Agreement, Dollardex agreed to provide funding to the Company as follows:

-
One million U.S. Dollars ($1,000,000) on or before May 31, 2010, to be structured as a Private Placement of 10,000,000 shares of the Company’s common stock at $0.10 per share with 10,000,000 warrants to purchase additional shares of the Company’s common stock at an exercise price of $0.25 per share, and with a term of three years.

-	One and one half million U.S. Dollars ($1,500,000) on the following schedule in consideration for an exclusive License for the Company’s @Home unit which is operable in Latin America and Canada:
-	Five Hundred Thousand U.S. Dollars ($500,000) payable on or before July 1, 2010.
-	Five Hundred Thousand U.S. Dollars ($500,000) payable on or before August 1, 2010.
-	Five Hundred Thousand U.S. Dollars ($500,000) payable on or before September 1, 2010.
-
The parties agreed that in the event  that the @Home unit is not operable in Latin America and Canada by January 31, 2011, these payments, at the option of Dollardex may be treated as (A) a prepayment of the license fees for the @Home unit to be used in Latin America and Canada, or (B) payment for convertible debentures (the “Debentures”) with terms as discussed below.

-
Two and one half million U.S. Dollars ($2,500,000) payable as follows in consideration for an exclusive License for all CelLynx products, and in particular the @Home unit operable in Europe,  Asia and the rest of the world, whether or not such other  territories are delineated elsewhere in this agreement:

-	Five Hundred Thousand U.S. Dollars ($500,000) payable on or before October 1, 2010.
-	Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before November 1, 2010.
-	Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before December 1, 2010.
-	Five Hundred Thousand U.S. Dollars ($500,000) payable on or before January 1, 2011.
-
The parties also agreed that in the event  that the @Home unit is not operable in Europe, Asia and the rest of the world by March 31st, 2011, these payments may, at the option of Dollardex,  be treated as (A) prepayment of the license fees for the @Home unit to be used in Europe, Asia, and the rest of the world, or (B) payment for additional Debentures with terms as discussed below.

-	Six million U.S. Dollars ($6, 000,000) payable as additional compensation, on the following schedule:
-	Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before Feb. 1, 2011.
-	Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before March 1, 2011.
-	Three and one half Million U.S. Dollars ($4.500,000) payable on or before April 1, 2011

-
Additionally, and subject to the terms and conditions of the M&D Agreement, the Parties agree that Dollardex shall pay CELLYNX 50.1% of its Net Earnings on a quarterly basis.  Such payments by Dollardex shall be paid in cash or immediately available funds and made within 45 days following the end of each quarter.

In connection with the M&D Agreement, the parties also agreed as follows:

Right of First Refusal.  Under the M&D Agreement, Dollardex granted to the Company an exclusive right of first refusal throughout the term of the M&D Agreement to purchase such interest and rights of Dollardex under similar terms and conditions under which Dollardex contemplates or considers such transaction.

Option to Purchase.  Effective July 31, 2012 and for the remainder term of the M&D Agreement, the Company has the option to acquire Dollardex pursuant to terms set forth in the M&D Agreement.

Terms of the Convertible Debentures

As noted above, in the event that certain of the Company’s products are not completed and operable in the appropriate markets by the agreed dates set forth above, Dollardex shall have the right to convert such license payments listed above into prepayments for Convertible Debentures (the “Debentures”) of the Company.  The aggregate amount of the Debentures cannot exceed $4,000,000.  The Debentures will bear interest at a rate of 10% per annum, payable quarterly, and will be due three years from the date of the conversion of the license payments into the Debentures.  Additionally, at Dollardex’s options, the Debentures may be converted:

-	Into shares of the Company’s common stock, with the conversion price being equal to 75% of the market price of the Company’s common stock on the day of conversion of the Debentures; or
-	Into Promissory Notes, which will bear interest at a rate of 10% per annum, payable quarterly, and which promissory notes shall be due one year from the date of issuance.

In the event that the Company issues the Debentures, the Company shall have the right to prepay any or all of the outstanding principal and interest of the Debentures prior to the due date of the Debentures.

Item 9.01                        Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Master Global Marketing and Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC. (Registrant)

Date: May 4, 2010	By:	/s/ Daniel R. Ash
Name: Daniel R. Ash
Title: Chief Executive Officer